UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 17, 2025

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3010-8888 Odlin Cresent, Richmond, BC Canada V6X 3Z8

(Address of principal executive offices)

+ 1-604-232-3968

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors Or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, Mr. Xue Zhi Ma resigned as CFO of Summit Networks Inc. (the “Company”). Mr. Ma’s decision to resign was not due to any disputes or disagreements.

Election of Directors and Appointment Of Certain Officers.

On March 17, 2025, the board of directors (the “Board”) appointed Ms. Xian Nan (Delia) Zheng (“Ms. Zheng”) as the new Chief Financial Officer. Ms. Zheng will hold this position for a period of two (2) years or until she earlier resigns or is removed from office. She will also remain as the secretary and director for Summit Networks, Inc.

Ms. Zheng, Canadian, age 43, was employed from 2014 through 2018 as General Manager and Director for Shanghai Timeless International Transportation Co., Ltd. (“STIT”) in Shanghai, China. STIT is engaged in international logistics, customs clearance and international trade business. Ms. Zheng specializes in business management and has many years of experience in departmental and corporate administration and financial management. In 2018, Ms. Zheng earned a Master’s Degree in Business Administration at Northwestern Polytechnic University, located in Vancouver, Canada.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.  Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell registrant transactions.  Not applicable.

(d) Exhibits.

Exhibit	Description
99.1	Resignation letter from Xue Zhi Ma dated March 6, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks Inc.

Date: March 21, 2025	By:	/s/Xian Nan Zheng
Xian Nan Zheng
Secretary/Director